                                                                   Exhibit 4.7.2

================================================================================

                                                               EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 7, 2002

                                      Among

              MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. and

                     MERISTAR HOSPITALITY FINANCE CORP. III

                                   as Issuers

                      MERISTAR HOSPITALITY CORPORATION and

    Certain Subsidiaries of MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                  as Guarantors

                                       and

                              LEHMAN BROTHERS INC.
                            SALOMON SMITH BARNEY INC.
                         DEUTSCHE BANC ALEX. BROWN INC.
                         SG COWEN SECURITIES CORPORATION

                         BANC OF AMERICA SECURITIES LLC

                         BANC ONE CAPITAL MARKETS, INC.
                            CIBC WORLD MARKETS CORP.
               DRESDNER KLEINWORT WASSERSTEIN - GRANTCHESTER, INC.
                             FLEET SECURITIES, INC.
                            SCOTIA CAPITAL (USA) INC.
                       WELLS FARGO BROKERAGE SERVICES, LLC

                              as Initial Purchasers

================================================================================

                                Table of Contents


                                                                            Page


1.       Definitions ...........................................       3
2.       Securities Subject to This Agreement ..................       6
3.       Registered Exchange Offer .............................       6
4.       Shelf Registration ....................................       8
5.       Liquidated Damages ....................................       9
6.       Registration Procedures ...............................      10
7.       Registration Expenses .................................      18
8.       Indemnification and Contribution ......................      18
9.       Rule 144A .............................................      21
10.      Participation in Underwritten Registrations ...........      21
11.      Selection of Underwriters .............................      22
12.      Miscellaneous .........................................      22

                  This Registration Rights Agreement (this "Agreement") is made
                                                            ---------
and entered into as of February 7, 2002, by and among MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Company"),
                                                                  -------
MeriStar Hospitality Finance Corp. III, a Delaware corporation (the "Co-Issuer";
                                                                     ---------
and, together with the Company, the "Issuers"), MeriStar Hospitality
                                     -------
Corporation, a Maryland corporation (the "Parent"), the Subsidiary Guarantors
                                          ------
listed on the signature pages hereto (the "Subsidiary Guarantors"; and, together
                                           ---------------------
with the Parent, the "Guarantors"; the Guarantors and the Issuers being
                      ----------
collectively referred to herein as the "Issuing Parties") and Lehman Brothers
                                        ---------------
Inc., Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., SG Cowen Securities Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc., CIBC World Markets Corp., Dresdner Kleinwort Wasserstein - Grantchester, Inc., Fleet Securities, Inc., Scotia Capital (USA) Inc. and Wells Fargo Brokerage Services, LLC (collectively, the "Initial Purchasers").
                                                  ------------------

                  This Agreement is entered into in connection with the Purchase Agreement, dated January 31, 2002, among the Issuing Parties and the Initial Purchasers (the "First Purchase Agreement") and the Purchase Agreement, dated January 31, 2002, among the Issuing Parties and Lehman Brothers Inc. (the "Second Purchase Agreement" and, together with the First Purchase Agreement, the "Purchase Agreements"), which provide for the sale by the Issuers of an aggregate $200,000,000 principal amount of the Issuers' 9?% Senior Notes due 2011 which will be guaranteed on a senior basis by guarantees issued by the Guarantors (collectively, the "Private Notes"). The Private Notes and the Original Notes (as defined below) are collectively referred to herein as the "Securities". Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreements. As an inducement to the Initial Purchasers and to Lehman Brothers Inc. to enter into the Purchase Agreements and in satisfaction of a condition to their obligations thereunder, the Issuing Parties agree with the Initial Purchasers and Lehman Brothers Inc., for the benefit of the holders of the Private Notes (including the Initial Purchasers and Lehman Brothers Inc.), as follows:

             1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Affiliate: As defined in Rule 405 under the Securities Act.
                  ---------

                  Broker-Dealer: Any broker or dealer registered under the
                  -------------
Exchange Act.

                  Business Day:  As defined in the Indenture.
                  ------------

                  Closing Date:  The date on which the Private Notes were sold.
                  ------------

                  Co-Issuer:  As defined in the preamble hereto.
                  ---------

                  Commission:  The Securities and Exchange Commission.
                  ----------

                  Company:  As defined in the preamble hereto.
                  -------

                  Consummate: A Registered Exchange Offer shall be deemed
                  ----------
"Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuing Parties of the Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities and Original Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

                  Damages Payment Date: With respect to the Private Notes, each
                  --------------------
Distribution Date until the earlier of (i) the date on which Liquidated Damages no longer are payable or (ii) maturity of the Private Notes.

                  Distribution Date: Every January 15 and July 15 of each year,
                  -----------------
beginning with July 15, 2002; provided, that if any such day is not a Business Day, the Distribution Date shall be the next succeeding Business Day.

                  Effectiveness Target Date: As defined in Section 5 hereof.
                  -------------------------

                  Exchange Act: The Securities Exchange Act of 1934, as amended.
                  ------------

                  Exchange Offer: The registration by the Issuing Parties under
                  --------------
the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Issuing Parties offer the Holders of all outstanding Transfer Restricted Securities and Original Notes the opportunity to exchange all such outstanding Transfer Restricted Securities and Original Notes held by such Holders for Exchange Securities in an aggregate amount equal to the aggregate amount of the Transfer Restricted Securities and Original Notes tendered in such exchange offer by such Holders.

                  Exchange Offer Registration Statement: The Registration
                  -------------------------------------
Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

                  Exchange Securities: The Securities to be issued pursuant to
                  -------------------
the Indenture in the Exchange Offer.

                  First Purchase Agreement: As defined in the preamble hereto.
                  ------------------------

                  Guarantees: As defined in the preamble hereto.
                  ----------

                  Guarantors: As defined in the preamble hereto.
                  ----------

                  Holders: As defined in Section 2 hereof.
                  -------

                  Indenture: The Indenture, dated as of February 7, 2002, among
                  ---------
the Issuing Parties and the Trustee, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: As defined in the preamble hereto.
                  ------------------

                  Issuers: As defined in the preamble hereto.
                  -------

                  Issuing Parties: As defined in the preamble hereto.
                  ---------------

                  Liquidated Damages: As defined in Section 5 hereof.
                  ------------------

                  NASD: National Association of Securities Dealers, Inc.
                  ----

                  Original Notes: means the Company's 9?% Senior Notes due 2011
                  --------------
issued pursuant to an indenture, dated January 26, 2001, among the Company, the Parent, the Subsidiary Guarantors and the Trustee, as trustee.

                  Participant: As defined in Section 8 hereof.
                  -----------

                  Person: An individual, partnership, corporation, limited
                  ------
liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  Private Notes: As defined in the preamble hereto.
                  -------------

                  Prospectus: The prospectus included in a Registration
                  ----------
Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Purchase Agreements: As defined in the preamble hereto.
                  -------------------

                  Registration Default: As defined in Section 5 hereof.
                  --------------------

                  Registration Statement: Any registration statement of the
                  ----------------------
Issuing Parties relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in either case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Second Purchase Agreement: As defined in the preamble hereto.
                  -------------------------

                  Securities: As defined in the preamble hereto.
                  ----------

                  Securities Act: The Securities Act of 1933, as amended.
                  --------------

                  Shelf Filing Deadline: As defined in Section 4 hereof.
                  ---------------------

                  Shelf Registration Statement: As defined in Section 4 hereof.
                  ----------------------------

                  Subsidiary Guarantors: As defined in the preamble hereto.
                  ---------------------

                  TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section
                  ---
77aaa-77bbbb), as amended.

                  Transfer Restricted Securities: Each Private Note, until the
                  ------------------------------
earliest to occur of (a) the date on which such Private Note has been exchanged by a person other than a Broker-Dealer for Exchange Securities in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of such Private Note for one or more Exchange Securities, the date on which such Exchange Securities are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Private Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Private Note is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act;

                  Trustee: U.S. Bank Trust National Association, in its capacity
                  -------
as trustee under the Indenture.

                  Underwritten Registration or Underwritten Offering: A
                  -------------------------    ---------------------
registration in which securities of the Issuing Parties are sold to an underwriter for reoffering to the public.

               2. Securities Subject to This Agreement (a) (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b) Holders of Transfer Restricted Securities and Original
                      ------------------------------------------------------
Notes. A Person is deemed to be a holder of Transfer Restricted Securities or
-----
Original Notes (each, a "Holder") whenever such Person owns Transfer Restricted
                         ------
Securities or Original Notes, as applicable.


                 3. Registered Exchange Offer (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or one of the events set forth in Section 4(a)(ii) has occurred the Issuing Parties shall
(i) cause to be filed with the Commission promptly after the Closing Date, but in no event later than 150 days after the Closing Date, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to become effective no later than 210 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement

                  (a) pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuing Parties will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which such Registration Statement was declared effective by the Commission, Exchange Securities in exchange for all Transfer Restricted Securities and Original Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and Original Notes and to permit resales of Exchange Securities held by Broker-Dealers as contemplated by Section 3(c) below. The 150, 210 and 30 business day periods referred to in (i), (ii) and (iv) of this Section 3(a) shall not include any period during which the Issuing Parties are pursuing a Commission ruling pursuant to Section 6(a)(i) below.

                  (b) The Issuing Parties shall use their best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Issuing Parties shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. Each of the Issuing Parties shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

                  (c) The Issuing Parties shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities or Original Notes and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities or Original Notes acquired directly from the Issuing Parties), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Exchange Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

                  The Issuing Parties shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Exchange Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

                  The Issuing Parties shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period in order to facilitate such resales.

               4. Shelf Registration (a) (a) Shelf Registration. If (i) the
                                             ------------------
Issuing Parties are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) shall notify the Issuing Parties prior to the 20th day following the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Securities acquired directly from an Issuing Party or one of its Affiliates, then the Issuing Parties shall in lieu of, or in the event of (ii) above, in addition to effecting the registration of the Exchange Securities pursuant to the Exchange Offer Registration Statement, use their best efforts to:

                        (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration
                                                             ------------------
Statement"), on or prior to the earlier to occur of (1) the 60th day after the
---------
date on which the Issuing Parties determine that they are not required to file the Exchange Offer Registration Statement or (2) the 60th day after the date on which the Issuing Parties receive notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earlier date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for
 ---------------------
resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                        (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the Shelf Filing Deadline.

The Issuing Parties shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the second anniversary of the Closing Date.

                        (b) Provision by Holders of Certain Information in
                            ----------------------------------------------
Connection with the Shelf Registration Statement. No Holder of Transfer
------------------------------------------------
Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuing Parties in writing, within 20 business days after receipt of a request therefor, such information as the Issuing Parties may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuing Parties all information required to be disclosed in order to make the information previously furnished to the Issuing Parties by such Holder not materially misleading.

               5. Liquidated Damages (a) (a) If any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (b) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (c) the Exchange Offer has not been Consummated
 -------------------------
within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (a) through (d), a "Registration Default"), the Issuing Parties will jointly and severally be
 --------------------
obligated to pay additional cash interest ("Liquidated Damages") to each Holder
                                            ------------------
of the Private Notes commencing upon the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Private Notes held by such Holder. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Private Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Private Notes. All accrued Liquidated Damages shall be paid to Holders by the Issuing Parties in the same manner as interest is paid pursuant to the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease. Under no circumstances shall the Issuing Parties be required to pay any Liquidated Damages to Holders of Original Notes in their capacity as Holders of Original Notes.

                  All obligations of the Issuing Parties set forth in the preceding paragraph that have accrued and are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                        (b) The Issuing Parties shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an "Event Date").
                                                         ----------
Liquidated Damages shall be paid by depositing Liquidated Damages with the Trustee, in trust, for the benefit of the Holders of the Private Notes, on or before the applicable Interest Payment Date (whether or not any payment other than Liquidated Damages is payable on such Securities), in immediately available funds in sums sufficient to pay the Liquidated Damages then due to such Holders. Each obligation to pay Liquidated Damages shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.


               6. Registration Procedures Exchange Offer Registration
                                          ---------------------------
Statement. In connection with the Exchange Offer, the Issuing Parties shall
---------
comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities and Original Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                           (i) If in the reasonable opinion of counsel to the
               Issuing Parties there is a question as to whether the Exchange Offer is permitted by applicable law, the Issuing Parties hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuing Parties to Consummate an Exchange Offer for such Securities. The Issuing Parties hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Issuing Parties hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuing Parties setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                           (ii) As a condition to its participation in the
               Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuing Parties, prior to the Consummation thereof, a written representation to the Issuing Parties (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of any of the Issuing Parties, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuing Parties' preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the

               Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including Brown & Wood LLP (available February 7, 1997), and any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by
               Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuing Parties.

                        (iii) Prior to the effectiveness of the Exchange Offer
               Registration Statement, the Issuing Parties shall provide a supplemental letter to the Commission (A) stating that the Issuing Parties are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), Brown & Wood LLP (available February 7, 1997) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Issuing Parties have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Issuing Parties' information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer.

                        (b) Shelf Registration Statement. In connection with the
                            ----------------------------
Shelf Registration Statement, the Issuing Parties shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Issuing Parties will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

                        (c) General Provisions. In connection with any
                            ------------------
Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Issuing Parties shall:

                        (i) use their best efforts to keep such Registration
               Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or
               (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuing Parties shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                        (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                        (iii) in the case of a Shelf Registration, advise the
               underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuing Parties shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                        (iv) in the case of a Shelf Registration, furnish to
               each of the selling or exchanging Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Issuing Parties will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which selling Holders of a majority in Liquidation Amount of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                        (v) in the case of a Shelf Registration, promptly prior
               to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Issuing Parties' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                        (vi) in the case of a Shelf Registration, make available
               at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuing Parties and cause the Issuing Parties' officers, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                        (vii) in the case of a Shelf Registration, if requested
               by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of
                                                                -------
               Distribution" of the Transfer Restricted Securities, information
               ------------
               with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the

               Issuing Parties are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;


                        (viii) cause the Securities covered by the Registration
               Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

                        (ix) in the case of a Shelf Registration, furnish to
               each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                        (x) in the case of a Shelf Registration, deliver to each
               selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuing Parties hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                        (xi) in the case of a Shelf Registration, enter into
               such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection with an Underwritten Registration, the Issuing Parties shall:

                         (A) upon request, furnish to each selling Holder and
                   each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

                                (1) a certificate, dated the date of the
                         effectiveness of the Shelf Registration Statement, signed by (y) the Chairman of the Board, its President or a Vice President and (z) the Chief Financial Officer of the Issuing Parties, confirming, as of the date thereof, such matters as such parties may reasonably request;

                                (2) an opinion, dated the date of the
                         effectiveness of the Shelf Registration Statement, of counsel for the Issuing Parties, covering such matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuing Parties, representatives of the independent public accountants for the Issuing Parties, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Issuing Parties and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                (3) a customary comfort letter, dated the date
                         of the effectiveness of the Shelf Registration Statement, from the Issuing Parties' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings.

                         (B) set forth in full or incorporated by reference in
                   the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                         (C) deliver such other documents and certificates as
                   may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuing Parties pursuant to this clause (xi), if any.

                         If at any time the representations and warranties of
                   the Issuing Parties contemplated in clause (A)(1) above cease to be true and correct, the Issuing

                   Parties shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                        (xii) in the case of a Shelf Registration, prior to any
               public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuing Parties shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                        (xiii) in the case of a Shelf Registration, shall issue,
               upon the request of any Holder of Securities covered by the Shelf Registration Statement, Exchange Securities in the same amount as the Securities surrendered to the Issuing Parties by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Issuing Parties for cancellation;

                        (xiv) in the case of a Shelf Registration, cooperate
               with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                        (xv) use their best efforts to cause the Transfer
               Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                        (xvi) if any fact or event contemplated by clause
               (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;


                        (xvii) provide CUSIP numbers for all Exchange Securities
               not later than the effective date of the Registration Statement and provide certificates for the Exchange Securities;

                        (xviii) cooperate and assist in any filings required to
               be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities; provided, however, that no Issuing Party shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                        (xix) otherwise use their best efforts to comply with
               all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or
               (B) if not sold to underwriters in such an offering, beginning with the first month of the respective Issuing Party's first fiscal quarter commencing after the effective date of the Registration Statement;

                        (xx) cause the Indenture to be qualified under the TIA
               not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                        (xxi) provide promptly to each Holder upon request each
               document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

                  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuing Parties of the existence of any fact of the kind described in

Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Issuing Parties that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuing Parties, each Holder will deliver to the Issuing Parties (at the Issuing Parties' expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuing Parties shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

               7. Registration Expenses. All expenses incident to the Issuing Parties' performance of or compliance with this Agreement will be borne, jointly and severally, by the Issuing Parties, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), and associated messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuing Parties; (v) all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system; and (vi) all fees and disbursements of independent certified public accountants of the Issuing Parties (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  Each Issuing Party will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by such Issuing Party.

               8. Indemnification and Contribution. (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker-Dealer or Initial Purchasers, as applicable, who seeks to sell Exchange Securities, each of the Issuing Parties, jointly and severally, shall indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or Initial Purchasers selling Exchange Securities, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act (each, a "Participant") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) no Issuing Party shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any prospectus forming part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to such Issuing Party by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, claim, damage, liability or action arising from the sale of the Exchange Securities to any person by that Participant if (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by any Issuing Party with Section 6(c). The foregoing indemnity agreement is in addition to any liability which any Issuing Party may otherwise have to any Participant or to any controlling person of that Participant.

                  (b) Each Participant, severally and not jointly, shall indemnify and hold harmless each of the Issuing Parties, their respective directors, officers, employees or agents and each person, if any, who controls any Issuing Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any Issuing Party or any such director, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to such Issuing Party by or on behalf of that Participant specifically for inclusion herein, and shall reimburse such Issuing Party and any such director, officer, employees or agents or controlling person for any legal or other expenses reasonably incurred by such Issuing Party or any such director, officer, employees or agents or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to any Issuing Party or any such director, officer or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other Participants and its respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Participants against the indemnifying party under this Section 8 if, in the reasonable judgment of the indemnified party it is advisable for the indemnified party and those Participants, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel). Each indemnified party, as a condition of the indemnity agreements contained in Section 8, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of such Issuing Party on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Issuing Party or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuing Parties and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this
Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of the Securities exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 8(d) are several and not joint.

               9. Rule 144A. Each of the Issuing Parties hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

              10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

              11. Selection of Underwriters. The Holders of Transfer
Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Issuing Parties; provided, that such investment bankers and managers must be reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering.

              12. Miscellaneous. (a) (a) Remedies. The Issuing Parties agree
                                         --------
that monetary damages (including Liquidated Damages) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. None of the Issuing Parties
                      --------------------------
will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. No Issuing Party has previously entered into any agreement granting any registration rights with respect to its securities to any Person (other than Oak Hill Securities Fund, L.P., Oak Hill Securities Fund II, L.P. or other accounts managed by Oak Hill Advisors, Inc. or its Affiliates), other than, in the case of the Company, the Registration Rights Agreement, dated as of January 26, 2001, relating to $270,000,000 aggregate principal amount of its 9% Senior Notes due 2008 and $180,000,000 aggregate principal amount of its 9?% Senior Notes due 2011 and the Registration Rights Agreement, dated as of December 19, 2001, relating to $200,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2009. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuing Parties' securities under any agreement in effect on the date hereof.

                  (c) Adjustments Affecting the Securities. The Issuing Parties
                      ------------------------------------
will not take any action, or permit any change to occur, with respect to Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer unless such action or change is required by applicable law.

                  (d) Amendments and Waivers. The provisions of this Agreement
                      ----------------------
may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuing Parties have obtained the written consent of Holders of a majority of the outstanding principal amount of the Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

                  (e) Notices. All notices and other communications provided for
                      -------
or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                      (i) if to a Holder, at the address of such Holder
               maintained by the Registrar under the Indenture; and

                      (ii) if to any of the Issuing Parties:

                           MeriStar Hospitality Operating Partnership, L.P. 1010 Wisconsin Avenue, N.W.
                           Suite 650
                           Washington, DC  20007
                           Attention:  John Emery, Chief Financial Officer
                           Facsimile:  (202) 295-2248

                           With a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Richard S. Borisoff, Esq.
                           Facsimile:  (212) 757-3990


                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the
                      ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

                  (g) Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for
                      --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

                  (j) Severability. In the event that any one or more of the
                      ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement, together with the other
                      ----------------
transaction documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuing Parties with respect to the Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                  (l) Required Consents. Whenever the consent or approval of
                      -----------------
Holders of a specified percentage of Securities is required hereunder, Securities held by any Issuing Party or any of its respective Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (m) No Third Party Beneficiaries. Except as expressly noted
                      ----------------------------
otherwise herein, including, without limitation, the indemnified parties mentioned in Section 8, nothing in this Agreement shall confer any rights upon any Person who or which is not a party to or successor or permitted assignee of a party to this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  Issuers:
                                  -------

                                  MERISTAR HOSPITALITY OPERATING PARTNERSHIP,
                                  L.P., a Delaware limited partnership

                                  By:  MeriStar Hospitality Corporation, as
                                       general partner

                                       By: /s/ Christopher L. Bennett
                                           -------------------------------
                                           Name:  Christopher L. Bennett
                                           Title: Senior Vice President
                                                   and General Counsel

                                  MERISTAR HOSPITALITY FINANCE CORP. III,
                                  a Delaware corporation


                                  By:  /s/ Christopher L. Bennett
                                       --------------------------------
                                       Name: Christopher L. Bennett
                                       Title: Senior Vice President
                                               and General Counsel

                                  Parent:
                                  ------

                                  MERISTAR HOSPITALITY CORPORATION, a Maryland corporation

                                  By: /s/ Christopher L. Bennett
                                      ---------------------------------
                                      Name: Christopher L. Bennett
                                      Title: Senior Vice President
                                              and General Counsel

                               Subsidiary Guarantors:
                               ---------------------

                               MERISTAR ACQUISITION COMPANY, L.L.C.,
                               a Delaware limited liability company

                               By:  MeriStar Hospitality Operating
                                    Partnership, L.P., a Delaware limited
                                    partnership, member

                                    By:  MeriStar Hospitality Corporation,
                                         a Maryland corporation, general
                                         partner

                                         By: /s/ Christopher L. Bennett
                                             -----------------------------
                                             Name:  Christopher L. Bennett
                                             Title: Senior Vice President
                                                     and General Counsel

                               AGH PSS I, INC., a Delaware corporation

                               By: /s/ Christopher L. Bennett
                                   ---------------------------------
                                   Name: Christopher L. Bennett
                                   Title: Senior Vice President
                                           and General Counsel

                               AGH UPREIT LLC, a Delaware limited liability company

                               By:  MeriStar Hospitality Corporation, a
                                    Maryland corporation, member

                                    By: /s/ Christopher L. Bennett
                                        ---------------------------------
                                        Name: Christopher L. Bennett
                                        Title: Senior Vice President
                                                and General Counsel

                               By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                    By: /s/ Christopher L. Bennett
                                        --------------------------------
                                        Name: Christopher L. Bennett
                                        Title:   Senior Vice President
                                                  and General Counsel

                            CAPSTAR HOUSTON SW PARTNERS, L.P.
                            CAPSTAR MEDALLION HOUSTON PARTNERS, L.P.
                            CAPSTAR MEDALLION DALLAS PARTNERS, L.P.
                            CAPSTAR MEDALLION AUSTIN PARTNERS, L.P.
                            CAPSTAR MIDLAND PARTNERS, L.P.
                            CAPSTAR DALLAS PARTNERS, L.P.
                            CAPSTAR MOCKINGBIRD PARTNERS, L.P.
                            Each of the above being a Delaware limited partnership

                            By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, general partner

                                 By:  MeriStar Hospitality Corporation, a
                                      Maryland corporation, general partner

                                      By: /s/ Christopher L. Bennett
                                          --------------------------------
                                          Name:  Christopher L. Bennett
                                          Title: Senior Vice President
                                                  and General Counsel

                       EQUISTAR SCHAUMBURG COMPANY, L.L.C.
                       EQUISTAR BELLEVUE COMPANY, L.L.C.
                       EQUISTAR CLEVELAND COMPANY, L.L.C.
                       EQUISTAR LATHAM COMPANY, L.L.C.
                       EQUISTAR VIRGINIA COMPANY, L.L.C.
                       EQUISTAR BALLSTON COMPANY, L.L.C.
                       EQUISTAR SALT LAKE COMPANY, L.L.C.
                       EQUISTAR ATLANTA GP COMPANY, L.L.C.
                       EQUISTAR ATLANTA LP COMPANY, L.L.C.
                       CAPSTAR WASHINGTON COMPANY, L.L.C.
                       CAPSTAR CS COMPANY, L.L.C.
                       CAPSTAR SAN PEDRO COMPANY, L.L.C.
                       CAPSTAR LOUISVILLE COMPANY, L.L.C.
                       CAPSTAR LEXINGTON COMPANY, L.L.C.
                       CAPSTAR OKLAHOMA CITY COMPANY, L.L.C.
                       CAPSTAR CHERRY HILL COMPANY, L.L.C.
                       CAPSTAR FRAZER COMPANY, L.L.C.
                       CAPSTAR KC COMPANY, L.L.C.
                       CAPSTAR NATIONAL AIRPORT COMPANY, L.L.C.
                       CAPSTAR GEORGETOWN COMPANY, L.L.C.
                       CAPSTAR JEKYLL COMPANY, L.L.C.
                       CAPSTAR DETROIT AIRPORT COMPANY, L.L.C.
                       CAPSTAR TUCSON COMPANY, L.L.C.
                       CAPSTAR MESA COMPANY, L.L.C.
                       CAPSTAR MORRISTOWN COMPANY, L.L.C.
                       CAPSTAR INDIANAPOLIS COMPANY, L.L.C.
                       CAPSTAR CHICAGO COMPANY, L.L.C.
                       CAPSTAR WINDSOR LOCKS COMPANY, L.L.C.
                       CAPSTAR HARTFORD COMPANY, L.L.C.
                       CAPSTAR CROSS KEYS COMPANY, L.L.C.
                       CAPSTAR COLUMBIA COMPANY, L.L.C.
                       CAPSTAR ROLAND PARK COMPANY, L.L.C.
                       CAPSTAR FORRESTAL COMPANY, L.L.C.
                       Each of the above being a Delaware limited liability company

                       By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                            By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                 By: /s/ Christopher L. Bennett
                                     --------------------------------
                                     Name:  Christopher L. Bennett
                                     Title: Senior Vice President
                                             and General Counsel

                       MERISTAR SANIBEL INN COMPANY, LLC
                       MERISTAR SUNDIAL BEACH COMPANY, LLC
                       MERISTAR SAFETY HARBOR COMPANY, LLC
                       MERISTAR SEASIDE INN COMPANY, LLC
                       MERISTAR PLANTATION SHOPPING CENTER
                       COMPANY, LLC MERISTAR SONG OF THE
                       SEA COMPANY, LLC MERISTAR SHIRLEY'S
                       PARCEL COMPANY, LLC MERISTAR SANIBEL
                       GOLF COMPANY, LLC MERISTAR MARCO
                       ISLAND COMPANY, LLC MERISTAR S.S.
                       PLANTATION COMPANY, LLC MERISTAR
                       HOTEL (CALGARY AIRPORT) LLC MERISTAR
                       HOTEL (VANCOUVER) LLC MERISTAR HOTEL
                       (SURREY) LLC MERISTAR HOTEL
                       (BURNABY) LLC AGH 75 ARLINGTON
                       HEIGHTS LLC
                       Each of the above being a Delaware limited liability company

                       By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                            By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                 By: /s/ Christopher L. Bennett
                                     --------------------------------
                                     Name:  Christopher L. Bennett
                                     Title: Senior Vice President
                                             and General Counsel

                       MERISTAR SANTA BARBARA, L.P., a Delaware limited partnership
                       MERISTAR CATHEDRAL CITY, L.P., a Delaware limited partnership
                       MERISTAR LAJV, L.P., a Delaware limited partnership

                       By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                            By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                 By: /s/ Christopher L. Bennett
                                     --------------------------------
                                     Name: Christopher L. Bennett
                                     Title:   Senior Vice President
                                               and General Counsel

                   75 ARLINGTON HEIGHTS LIMITED PARTNERSHIP, L.P., a Delaware limited partnership

                   By: AGH 75 Arlington Heights LLC, a Delaware limited liability company, general partner

                        By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                             By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                  By: /s/ Christopher L. Bennett
                                      --------------------------------
                                      Name:  Christopher L. Bennett
                                      Title: Senior Vice President
                                              and General Counsel

                   BCHI ACQUISITION, LLC, a Delaware limited liability company

                   By: AGH UPREIT LLC, a Delaware limited liability company, member

                        By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                             By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                  By: /s/ Christopher L. Bennett
                                      --------------------------------
                                      Name:   Christopher L. Bennett
                                      Title:  Senior Vice President
                                               and General Counsel

                   By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                        By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                             By: /s/ Christopher L. Bennett
                                 --------------------------------
                                 Name:   Christopher L. Bennett
                                 Title:  Senior Vice President
                                          and General Counsel

                  MDV LIMITED PARTNERSHIP, a Texas limited partnership
                  183 HOTEL ASSOCIATES, LTD., a Texas limited partnership
                  LAKE BUENA VISTA PARTNERS, LTD., a Florida limited partnership DURHAM I-85 LIMITED PARTNERSHIP, a Delaware limited partnership
                  COCOA BEACH HOTELS, LTD., a Florida limited partnership

                  By: AGH UPREIT LLC, a Delaware limited liability company, their general partner

                       By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                            By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                 By:  /s/ Christopher L. Bennett
                                     --------------------------------
                                     Name:   Christopher L. Bennett
                                     Title:  Senior Vice President
                                              and General Counsel

                  HOTEL COLUMBIA COMPANY, a Maryland general partnership

                  By: CapStar Columbia Company, L.L.C., a Delaware limited liability company, partner

                       By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                            By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                 By: /s/ Christopher L. Bennett
                                     --------------------------------
                                     Name:   Christopher L. Bennett
                                     Title:  Senior Vice President
                                              and General Counsel

                  By: CapStar Roland Park Company, L.L.C., a Delaware limited liability company, partner

                       By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                            By: MeriStar Hospitality Corporation, a Maryland corporation, general partner

                                 By: /s/ Christopher L. Bennett
                                     --------------------------------
                                     Name: Christopher L. Bennett

                                          Title:   Senior Vice President
                                                   as General Counsel

                       MERISTAR LP, INC.,
                       a Nevada corporation

                       By: /s/ Christopher L. Bennett
                           ---------------------------------
                           Name: Christopher L. Bennett
                           Title: Senior Vice President
                                   and General Counsel

                       3100 GLENDALE JOINT VENTURE, an Ohio general partnership

                       By: AGH UPREIT LLC, a Delaware limited liability company, partner

                            By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                 By:  MeriStar Hospitality Corporation,
                                      a Maryland corporation, general partner

                                       By: /s/ Christopher L. Bennett
                                           --------------------------------
                                           Name:   Christopher L. Bennett
                                           Title:  Senior Vice President
                                                    and General Counsel

                       By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, partner

                                By:  MeriStar Hospitality Corporation, a
                                     Maryland corporation, general partner

                                     By:  /s/ Christopher L. Bennett
                                          --------------------------------
                                          Name:   Christopher L. Bennett
                                          Title:  Senior Vice President
                                                   and General Counsel

                       MERISTAR HOTEL LESSEE, INC.

                       By: /s/ Christopher L. Bennett
                           --------------------------------
                           Name:   Christopher L. Bennett
                           Title:  Senior Vice President
                                    and General Counsel

                        MT. ARLINGTON NEW JERSEY LLC, a Delaware limited liability company

                        By: AGH UPREIT LLC, a Delaware limited liability company, its managing member

                             By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                  By:  MeriStar Hospitality Corporation, a
                                       Maryland corporation, general partner

                                       By: /s/ Christopher L. Bennett
                                           --------------------------------
                                           Name:   Christopher L. Bennett
                                           Title:  Senior Vice President
                                                     and General Counsel

                        455 MEADOWLANDS ASSOCIATES, LTD., a Texas limited partnership

                        By: AGH Secaucus LLC, a Delaware limited liability company, its general partner

                             By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, managing member

                                  By:  MeriStar Hospitality Corporation, a
                                       Maryland corporation, general partner

                                       By: /s/ Christopher L. Bennett
                                           --------------------------------
                                           Name: Christopher L. Bennett
                                           Title:  Senior Vice President
                                                    and General Counsel

                        AGH SECAUCUS LLC, a Delaware limited liability company

                             By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, managing member

                                  By:  MeriStar Hospitality Corporation, a
                                       Maryland corporation, general partner

                                       By: /s/ Christopher L. Bennett
                                           --------------------------------
                                           Name:   Christopher L. Bennett
                                           Title:  Senior Vice President
                                                    and General Counsel

Accepted as of the date thereof:

LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
DEUTSCHE BANC ALEX. BROWN INC.
SG COWEN SECURITIES CORPORATION
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
CIBC WORLD MARKETS CORP.
DRESDNER KLEINWORT WASSERSTEIN - GRANTCHESTER, INC.
FLEET SECURITIES, INC.
SCOTIA CAPITAL (USA) INC.
WELLS FARGO BROKERAGE SERVICES, LLC

        By  LEHMAN BROTHERS INC.

               By:  /s/ Edward Conway
                    ---------------------
                    Name: Edward Conway
                    Title: Managing Director